UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 24, 2010
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 24, 2010, the Board of Directors of Delta Natural Gas Company, Inc. adopted the Amended and Restated By-Laws, effective immediately upon their adoption.  These newly adopted Amended and Restated By-Laws amend Section 2.6 of Delta's prior By-Laws and add Section 3.8 to Delta's By-Laws.  Otherwise the newly adopted By-Laws make no changes in Delta's prior By-Laws.

The revisions to Section 2.6 of the Amended and Restated By-Laws clarify quorum and voting requirements for shareholder meetings.  Section 3.8 of the Amended and Restated By-Laws provides that a director participating in a meeting by any means of communication by which all directors participating can simultaneously hear each other during the meeting shall be deemed to be present in person at the meeting.

The foregoing description of the Company’s By-Laws is not complete and is qualified in its entirety by reference to the text of the Amended and Restated By-Laws of the Company attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit 3.1                      Amended and Restated By-Laws of Delta Natural Gas Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: September 27, 2010	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary